Exhibit 10.3

December    , 2005

Barron Partners, LP

C/o Barron Capital Advisors, LLC

730 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Andrew Barron Warden

Re:	Corgenix Medical Corporation (the “Company”)

Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of the Company or securities convertible into or exchangeable or exercisable for Common Stock.  The Company proposes to enter into a financing transaction with Barron Partners, LP (“Barron”) pursuant to which Barron will purchase shares of the Company’s Series A Convertible Preferred Stock (the “Transaction”).  The undersigned recognizes that the Transaction will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that the Company and Barron are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Transaction.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will use reasonable efforts to cause any immediate family member of (i) the undersigned or (ii) the undersigned’s spouse, living in the undersigned’s household not to), without the prior written consent of Barron (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock (except for any disposition deemed to occur upon the exercise of an option or warrant held by the undersigned), or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period of six months from the effective date of the initial registration statement covering shares of Common Stock underlying the Preferred Stock which may be acquired by Barron in connection with the Transaction.  The foregoing sentence shall not apply to the transfer of any or all shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Barron an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter agreement.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.  For purposes of this paragraph, the term “immediate family” shall have the same meaning as set forth in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Printed Name of Holder

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)